Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the proxy statement/prospectus. Unless the context otherwise requires, the “Company” refers to Wheels Up Experience Inc. and its consolidated subsidiaries after the Closing, and Aspirational Consumer Lifestyle Corp. prior to the Closing.
Introduction
Wheels Up is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the recently completed Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Aspirational and the historical balance sheet of WUP on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 combines the historical statements of operations of Aspirational and WUP for the periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:
•the merger of Merger Sub with and into WUP, with WUP surviving the merger as a wholly-owned subsidiary of Aspirational;
•the issuance and sale of 55,000,000 shares of Wheels Up Class A common stock at $10.00 per share in the PIPE Investment;
•the conversion of all issued and outstanding WUP preferred interests and WUP common interests (including WUP Restricted Interests), into Wheels Up Class A common stock as well as shares underlying WUP Options that will roll over into the post-combination company totaling 189,952,986 shares;
•the issued and outstanding WUP Profit Interests that are recapitalized in connection with the Business Combination as Rollover Profits Interests can be exchanged on a value-for-value basis for Wheels Up Class A common stock subject to vesting. As of the time of the Business Combination, the value relating to the Rollover Profits Interests Awards represents 10,721,742 shares if the exchange rights were fully exercised using a reference price per share of Wheels Up Class A common stock of $10.00.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Aspirational was derived from the audited financial statements of Aspirational as of December 31, 2020, and for the period from July 7, 2020 (inception) through December 31, 2020, and the unaudited financial statements of Aspirational as of and for the three months ended March 31, 2021, which are incorporated herein by reference. The historical financial information of WUP was derived from the audited consolidated financial statements of WUP as of and for the year ended December 31, 2020, and the unaudited interim condensed consolidated financial statements of WUP as of and for the three months ended March 31, 2021, respectively, which are incorporated herein by reference. This information should be read together with Aspirational’s and WUP’s audited financial statements and related notes, the sections titled “Aspirational’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “WUP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated herein by reference.
The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under the guidance in ASC 805, Aspirational was treated as the “acquired” company for financial reporting purposes.

Accordingly, the Business Combination was treated as the equivalent of WUP issuing stock for the net assets of Aspirational, accompanied by a recapitalization whereby no goodwill or intangible assets are recorded. For financial reporting purposes, WUP is the predecessor to Aspirational.
WUP was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•WUP equityholders have the largest voting interest in the Company;
•The board of directors of the Company has 11 members, and WUP has the ability to nominate the majority of the members of the board of directors;
•WUP management holds executive management roles (including Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, among others) for the Company and is responsible for the day-to-day operations;
•The Company assumed the WUP name as Wheels Up Experience Inc.; and
•The intended strategy of the Company will continue WUP’s current strategy of being a leader in the private aviation industry.
Description of the Business Combination
The aggregate consideration for the Business Combination was $1.9 billion based on the pre-money equity value of WUP, paid in the form of shares of Wheels Up Class A common stock and the conversion of existing equity awards into corresponding equity awards of Wheels Up and WUP, as applicable.
The following summarizes the consideration (in thousands, except for value per share):

Shares transferred at Closing(1)	188,500
Value per share	$10.00
Total share consideration(2)	$1,885,000
____________
(1)Includes (i) 169,023,519 shares issued to existing holders of WUP common interests and WUP preferred interests, (ii) 4,054,341 shares underlying the Wheels Up Options that are included as part of the consideration assuming a cashless net-exercise of all Wheels Up Options for shares of Wheels Up Class A common stock at a reference price per share of Wheels Up Class A common stock of $10.00, (iii) 10,721,742 shares underlying the Wheels Up PI Units assuming such units convert at their intrinsic value to shares immediately after the Business Combination at a reference price per share of Wheels Up Class A common stock of $10.00, and (iv) 4,662,374 restricted shares issued to holders of the WUP Restricted Interests.
(2)Share Consideration is calculated using a reference price per share of Wheels Up Class A common stock of $10.00. The closing share price on the date of the day prior to the consummation of the Business Combination was $9.90. As the Merger was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.
Holders of WUP equity interests received shares of Wheels Up Class A common stock in an amount determined by application of the Exchange Ratio of 0.4604, which was based on WUP’s implied price per share prior to the Business Combination.

The following summarizes the pro forma combined common stock ownership as of immediately following the consummation of the Business Combination (in thousands, except percentages):

	Number of New Shares	%
WUP equityholders(1)(2)	177,740	68.3%
Non-controlling interest(3)	10,722	4.1%
Aspirational’s public shareholders(4)	10,608	4.1%
Sponsor & related parties	5,994	2.3%
PIPE Investors	55,000	21.2%
Pro forma Wheels Up Class A common stock at Closing	260,064	100.0%
_____________
(1)Includes 173,685,893 shares issued to existing holders of WUP common interests, WUP preferred interests and WUP Restricted Interests. Also, includes 4,054,341 shares underlying the Wheels Up Options that are included as part of the consideration assuming a cashless net-exercise of all Wheels Up Options for shares of Wheels Up Class A common stock at a reference price per share of Wheels Up Class A common stock of $10.00.
(2)The number of outstanding shares held by WUP equityholders excludes 9,000,000 of Earnout Shares. WUP equityholders, other than in respect of WUP Options, have the contingent right to receive Earnout Shares. The aggregate number of Earnout Shares is up to 9,000,000 additional shares of Wheels Up Class A common stock. Earnout shares vest in three equal tranches which are issuable upon the achievement of share price thresholds for Wheels Up Class A common stock of $12.50, $15.00 and $17.50, respectively. The issuance of any such Earnout Shares would further increase the common stock ownership percentage of WUP equityholders and would dilute the common stock ownership of all other shareholders.
(3)Includes 10,721,742 shares that would be issuable to existing WUP Profits Interests holders upon the exchange of all such interests for Wheels Up Class A common stock at a reference price per share of Wheels Up Class A common stock of $10.00.
(4)The number of outstanding shares held by Aspirational’s public shareholders excludes 12,521,494 warrants sold in the initial public offering and the private placement. The warrants would further increase the common stock ownership percentage of Aspirational’s public shareholders and would dilute the common stock ownership of all other shareholders.
The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2021

(in thousands)	WUP (Historical)	Aspirational (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments		Combined Pro Forma
ASSETS
Current assets:
Cash	$—	$62	$(62)	$—		$—
Cash and cash equivalents	215,027	—	62	239,840	(A)	599,460
				550,000	(B)	—
				(8,391)	(C)	—
				(60,746)	(D)	—
				(373)	(D)	—
				(100)	(L)	—
				(133,719)	(M)	—
				(202,140)	(I)
Accounts receivable, net	55,111	—	—	—		55,111
Other receivables	14,283	—	—	—		14,283
Parts and supplies inventories, net	7,239	—	—	—		7,239
Deferred offering costs	4,147	—	—	(4,147)	(D)	—
Prepaid expenses	—	416	(416)	—		—
Prepaid expenses and other	24,616	—	416	—		25,032
Total current assets	320,423	478	—	380,224		701,125
Marketable securities held in trust account	—	239,840	—	(239,840)	(A)	—
Property and equipment, net	319,715	—	—	—		319,715
Operating lease right-of-use assets	100,300	—	—	—		100,300
Goodwill	432,065	—	—	—		432,065
Intangible assets, net	161,060	—	—	—		161,060
Restricted cash	15,262	—	—	—		15,262
Employee loans receivable, net	—	—	—	—		—
Other non-current assets	827	—	—	—		827
Total assets	$1,349,652	$240,318	$—	$140,384		$1,730,354
LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Current maturities of long-term debt	$65,336	$—	$—	$(65,336)	(I)	$—
Promissory note	—	100	—	(100)	(L)	—
Accounts payable	44,168	—	—	—		44,168
Accrued offering costs	—	373	—	(373)	(D)	—
Accrued expenses	76,296	3,866	—	—		80,162
Deferred revenue, current	588,978	—	—	—		588,978
Operating lease liabilities, current	27,856	—	—	—		27,856
Intangible liabilities, current	2,000	—	—	—		2,000
Other current liabilities	15,955	—	—	—		15,955
Total current liabilities	820,589	4,339	—	(65,809)		759,119
Long-term debt	136,804	—	—	(136,804)	(I)	—
Deferred revenue, non-current	1,961	—	—	—		1,961
Warrant liability	—	17,780	—	—		17,780
Deferred underwriting fee payable	—	8,391	—	(8,391)	(C)	—

Operating lease liabilities, non-current	77,993	—	—	—		77,993
Deferred income taxes, net	—	—	—	102	(K)	102
Intangible liabilities, non-current	15,583	—	—	—		15,583
Other non-current liabilities	3,522	—	—	—		3,522
Total liabilities	1,056,452	30,510	—	(210,902)		876,060
Mezzanine equity:
Class A ordinary shares	—	239,840	—	(239,840)	(E)	—
Shareholders’ Equity:
Preference shares	—	—	—	—		—
Class A ordinary shares	—	—	—	—		—
Class B ordinary shares	—	1	—	(1)		—
Common stock	—	—	—	6	(B)	27
	—	—	—	1	(M)	—
	—	—	—	1	(G)	—
	—	—	—	19	(F)	—
Class A preferred interests	—	—	—	—	(F)	—
Class B preferred interests	—	—	—	—	(F)	—
Class C preferred interests	—	—	—	—	(F)	—
Class D preferred interests	—	—	—	—	(F)	—
Class E preferred interests	369,354	—	—	(369,354)	(F)	—
Common interests	39,131	—	—	(39,131)	(F)	—
Common restricted interests	—	—	—	—	(F)	—
Common profits interests	9,211	—	—	(9,211)	(J)	—
Common stock options	5,635	—	—	(5,635)	(F)	—
Additional paid-in capital	—	—	—	549,994	(B)	982,043
	—	—	—	106,120	(M)	—
	—	—	—	(102)	(K)	—
	—	—	—	(30,033)	(H)	—
	—	—	—	(60,746)	(D)	—
	—	—	—	(4,147)	(D)	—
	—	—	—	406,582	(F)(J)	—
	—	—	—	14,375	(F)	—
Accumulated deficit	(130,131)	(30,033)	—	30,033	(H)	(144,506)
	—	—	—	(14,375)	(F)	—
Total WUP members’ equity and Aspirational shareholders’ equity	293,200	(30,032)	—	—		—
Total shareholders’ equity	—	—	—	574,396		837,564
Non-controlling interest	—	—	—	16,730	(J)	16,730
Total equity (deficit)	293,200	(30,032)	—	591,126		854,294
Total liabilities, mezzanine equity and equity	$1,349,652	$240,318	$—	$140,384		$1,730,354

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2021

(in thousands, except share and per share amounts)	WUP (Historical)	Aspirational (Historical)	Transaction Accounting Adjustments		Combined Pro Forma
Revenue	$261,657	$—	$—		$261,657

Costs and expenses:
Formation and operational costs	—	3,705	—		3,705
Cost of revenue	234,508	—	—		234,508
Technology and development	7,024	—	—		7,024
Sales and marketing	15,794	—	—		15,794
General and administrative	18,168	—	2,875	(F)	21,043
Depreciation and amortization	13,831	—	—		13,831
Total costs and expenses	289,325	3,705	2,875		295,905

Loss from operations	(27,668)	(3,705)	(2,875)		(34,248)

Other income (expense):
Interest earned on marketable securities held in trust account	—	45	(45)	(AA)	—
Interest income	12	—	—		12
Interest expense	(4,557)	—	—		(4,557)
Change in fair value of warrant liability	—	(4,507)	—		(4,507)
Total other expense	(4,545)	(4,462)	(45)		(9,052)

Loss before income taxes	(32,213)	(8,167)	(2,920)		(43,300)

Income tax expense	—	—	—	(BB)	—

Net loss	(32,213)	(8,167)	(2,920)		(43,300)

Net loss attributable to non-controlling interest	—	—	—		$(1,785)	(CC)

Net loss attributable to controlling interest	$(32,213)	$(8,167)	$(2,920)		$(41,515)

Weighted average shares outstanding of common stock – basic	N/A	6,927,636			240,625,380
Weighted average shares outstanding of common stock – diluted	N/A	6,927,636			240,625,380
Basic net loss per share	N/A	$(1.18)			$(0.17)
Diluted net loss per share	N/A	$(1.18)			$(0.17)
____________
(1)Aspirational historical excludes an aggregate of 23,040,654 Aspirational weighted average shares subject to possible redemption.
(2)Aspirational historical net loss per share (basic and diluted) excludes income attributable to shares subject to possible redemption of $36,684 for the three months ended March 31, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)	WUP (Historical)	DPJ (Historical from 1/1/20 to 1/17/20)	WUP Combined Pro Forma	Aspirational (Historical from 7/7/20 to 12/31/20, As Restated)	Transaction Accounting Adjustments		Combined Pro Forma
Revenue	$694,981	$11,096	$706,077	$—	$—		$706,077

Costs and expenses:
Formation and operational costs	—	—	—	2,114	—		2,114
Cost of revenue	634,775	11,329	646,104	—	—		646,104
Technology and development	21,010	—	21,010	—	—		21,010
Sales and marketing	55,124	135	55,259	—	—		55,259
General and administrative	64,885	913	65,798	—	11,500	(F)	77,298
Depreciation and amortization	58,529	15	58,544	—	—		58,544
CARES Act grant	(76,376)	—	(76,376)	—	—		(76,376)
Total costs and expenses	757,947	12,392	770,339	2,114	11,500		783,953

Loss from operations	(62,966)	(1,296)	(64,262)	(2,114)	(11,500)		(77,876)

Other income (expense):
Interest earned on marketable securities held in trust account	—	—	—	50	(50)	(AA)	—
Interest income	550	124	674	—	—		674
Interest expense	(22,989)	—	(22,989)	—	—		(22,989)
Change in fair value of warrant liability	—	—	—	407	—		407
Unrealized loss on marketable securities held in trust account	—	—	—	(1)	1	(AA)	—
Total other income (expense)	(22,439)	124	(22,315)	456	(49)		(21,908)

Loss before income taxes	(85,405)	(1,172)	(86,577)	(1,658)	(11,549)		(99,784)

Income tax expense	—	—	—	—	—	(BB)	—

Net loss	(85,405)	(1,172)	(86,577)	(1,658)	(11,549)		(99,784)

Net loss attributable to non-controlling interest	—	—	—	—	—		(4,114)	(DD)

Net loss attributable to controlling interest	$(85,405)	$(1,172)	$(86,577)	$(1,658)	$(11,549)		$(95,670)

Weighted average shares outstanding of common stock – basic	N/A	7,230,225	240,625,380
Weighted average shares outstanding of common stock – diluted	N/A	7,230,225	240,625,380
Basic net loss per share	N/A	$(0.24)	$(0.40)
Diluted net loss per share	N/A	$(0.24)	$(0.40)
____________
(1)Aspirational historical excludes an aggregate of 21,396,989 Aspirational weighted average shares subject to possible redemption.
(2)Aspirational historical net loss per share (basic and diluted) excludes income attributable to shares subject to possible redemption of $43,349 for the period from July 7, 2020 (inception) through December 31, 2020.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1. Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under the guidance in ASC 805, Aspirational was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of WUP issuing stock for the net assets of Aspirational, accompanied by a recapitalization whereby no goodwill or intangible assets are recorded. For financial reporting purposes, WUP is the predecessor to Aspirational.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 reflects the pro forma effect of the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of WUP as the accounting acquirer.
The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•Aspirational’s historical unaudited consolidated balance sheet as of March 31, 2021 and the related notes for the three months ended March 31, 2021, which are incorporated herein by reference; and
•WUP’s historical unaudited interim condensed consolidated financial statements as of March 31, 2021 and the related notes for the three months ended March 31, 2021, which are incorporated herein by reference.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:
•Aspirational’s historical unaudited consolidated statement of operations for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference; and
•WUP’s historical unaudited interim condensed consolidated financial statements for the three months ended March 31, 2021 and the related notes, which are incorporated herein by reference.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:
•Aspirational’s historical audited consolidated statement of operations for the period from July 7, 2020 (inception) through December 31, 2020 and the related notes, which are incorporated herein by reference; and
•WUP’s historical audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, which are incorporated herein by reference.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Aspirational and WUP.
2. Accounting Policies
Upon consummation of the Business Combination, management will perform a comprehensive review of the two companies’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two companies which, when conformed, could have a material impact on the consolidated financial statements of the post-combination company. Based on initial analysis, management has identified differences on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The historical audited consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to reflect the transaction in accordance with GAAP and give pro forma effect to events that are (i) directly attributable to the Business Combination, and (ii) factually supportable. WUP and Aspirational have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $239.8 million of marketable securities held in the trust account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the post-combination company. At Closing, the total amount available in the trust account, net of cash used for redemptions, was $106.1 million.
(B)	Represents the gross proceeds from the private placement of 55,000,000 shares of Wheels Up Class A common stock at $10.00 per share pursuant to the PIPE Investment.
(C)	Reflects the payment of $8.4 million of deferred underwriting fees. The fees were paid at Closing out of the trust account.

(D)
Represents acquisition-related transaction costs totaling $60.7 million (all of which is expected to be classified as equity issuance costs). The transaction costs are $21.8 million for Aspirational and $38.9 million for WUP. With respect to Aspirational, the transaction costs exclude any deferred underwriting fees and accrued offering costs. Of the WUP transaction costs, $4.1 million was capitalized as deferred offering costs and $3.7 million was in accrued expenses on the balance sheet as of March 31, 2021.

(E)	Reflects the reclassification of 22,620,218 Aspirational Class A ordinary shares subject to possible redemption to Wheels Up Class A common stock in permanent equity.
(F)	Represents the recapitalization of WUP common interests, WUP preferred interests, WUP Options and WUP Restricted Interests in connection with the Business Combination, including the merger consideration of 189,952,986 shares of Wheels Up Class A common stock received by the holders of such interests and options, assuming (i) the vesting and exchange of all WUP Restricted Interest for shares of Wheels Up class A common stock and (ii) the vesting and cash exercise of all Wheels Up Options for shares of Wheels Up Class A common stock at a price per share of Wheels Up Class A common stock of $10.00. In addition, reflects equity-based compensation expense of approximately $10.6 million associated with the performance of WUP Restricted Interests previously granted and approximately $3.8 million associated with the 18 month accelerated vesting of WUP Options.
(G)	Reflects the conversion of Aspirational Class B ordinary shares held by the initial shareholders to Aspirational Class A ordinary shares. Pursuant to the terms of the Cayman Constitutional Documents, all Aspirational Class B ordinary shares outstanding prior to the Domestication were converted into shares of Aspirational Class A ordinary shares at the Closing. All of the Aspirational Class B ordinary shares converted into Aspirational Class A ordinary shares are no longer outstanding and have ceased to exist, and each holder of such Aspirational Class B ordinary shares has ceased to have any rights with respect to such securities.
(H)	Reflects the elimination of Aspirational’s historical accumulated deficit with a corresponding adjustment to additional paid-in-capital.
(I)	Reflects the repayment of all outstanding WUP long-term debt in connection with proceeds received from the Business Combination.
(J)	Reflects WUP Profits Interests, after conversion into Wheels Up PI Units initially held by Wheels Up MIP LLC, regardless of whether all such WUP Profits Interests were vested as of the Closing, with substantially the same terms and conditions as were applicable to such interests immediately prior to the Effective Time. Wheels Up PI Units once fully vested, will be exchangeable for shares of Wheels Up Class A common stock, subject to certain lock-up restrictions. Assuming a reference price per share of Wheels Up Class A common stock of $10.00, the Wheels Up PI Units at the Closing of the Business Combination are exchangeable for 10,721,742 shares of Wheels Up Class A common stock.

(K)
Represents adjustments to reflect applicable deferred income taxes. The deferred taxes are primarily related to the difference between the financial statement carrying amount and tax basis in the WUP partnership interest but also includes tax attributes (including net operating losses and charitable contribution carryforwards) inherited from the Blockers. This basis difference primarily results from: (i) the Business Combination where Wheels Up records a carryover tax basis in the WUP partnership interest and (ii) certain pre-transaction financial statement and tax differences in various items including depreciation, amortization and deferred revenue.
The adjustment related to the deferred tax asset is assuming: (1) the GAAP balance sheet as of March 31, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of March 31, 2021 adjusted for the pro forma entries described herein, and (3) a constant federal income tax rate of 21.0% and a state tax rate of 4.2%. Based on the weight of all positive and negative evidence, it was determined that the deferred tax asset is not more-likely-than-not to be realized. As such, a full valuation allowance was recorded under both redemption scenarios.
WUP files as a partnership for federal and state income tax purposes. However, WUP is subject to the New York City Unincorporated Business Tax, which is an entity level income-based tax. As a result, a deferred tax liability of $0.1 million is recorded at the WUP level as of March 31, 2021, based on the expected future tax effects of temporary differences between the financial statement carrying amount and tax basis of the assets and liabilities of the partnership, as measured at currently enacted tax rates.

(L)	Reflects the repayment of the outstanding Aspirational promissory note to the Sponsor as a result of the Business Combination.
(M)	Reflects the redemption of 13,366,429 Aspirational shares for aggregate redemption payments of $133.7 million allocated to Wheels Up Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of approximately $10.00 per share.
Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are as follows:

(AA)	Elimination of interest income and unrealized losses from trust account investments.
(BB)	Does not reflect a pro forma adjustment to income tax expense as WUP has historically been in a net loss position. In addition, WUP is a limited liability company that files as a partnership for federal and state income tax purposes. As such, each member is responsible for reporting income or loss to the extent required by federal and state income tax regulations, based upon their respective share of WUP income and expenses.
(CC)	Represents the non-controlling interest allocation for the portion of WUP net loss attributable to Wheels Up MIP LLC for the three months ended March 31, 2021(in thousands):

Pro forma loss before income taxes	$(43,300)
Pro forma loss attributable to non-controlling interest (4.1%)	$(1,785)

(DD)	Represents the non-controlling interest allocation for the portion of WUP net loss attributable to Wheels Up MIP LLC for the year ended December 31, 2020 (in thousands):

Pro forma loss before income taxes	$(99,784)
Pro forma loss attributable to non-controlling interest (4.1%)	$(4,114)
4. Adjustments to Historical Information of WUP for the year ended December 31, 2020
DPJ was acquired by WUP on January 17, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 includes the pre-acquisition period of DPJ from January 1, 2020 to

January 17, 2020. The unaudited pro forma condensed combined statement of operations does not include transaction accounting adjustments for DPJ as any such adjustments are not material.
5. Net Loss per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Holders of WUP equity interests received shares of Wheels Up Class A common stock in an amount determined by application of the Exchange Ratio.
The unaudited pro forma condensed combined financial information has been prepared using actual redemptions by Aspirational’s public shareholders of shares of Aspirational Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account for the three months ended March 31, 2021 and for the year ended December 31, 2020 (in thousands, except for share and per share amounts):

Three Months Ended March 31, 2021
Pro forma net loss attributable to common stockholders	$(41,515)
Weighted average shares outstanding of common stock	240,625,380
Net loss per share (Basic and Diluted) attributable to common stockholders (1)(2)(3)(4)	$(0.17)

Year Ended December 31, 2020
Pro forma net loss attributable to common stockholders	$(95,670)
Weighted average shares outstanding of common stock	240,625,380
Net loss per share (basic and diluted) attributable to common stockholders (1)(2)(3)(4)	$(0.40)
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(1)Excludes (i) 10,721,742 shares of Wheels Up Class A common stock for which the vested and unvested Wheels Up PI Units (into which the WUP Profits Interests were converted in the Business Combination) will be exchanged, on an as exchanged basis, at a reference price per share of Wheels Up Class A common stock of $10.00 and (ii) 4,662,374 restricted shares of Wheels Up Class A common stock into which the WUP Restricted Interests were converted upon consummation of the Business Combination. The Wheels Up PI Units and restricted shares of Wheels Up Class A common stock will not represent, for accounting purposes, issued and outstanding shares of Wheels Up Class A common stock until, in the case of the Wheels Up PI Units, such units are exchanged for shares of Wheels Up Class A common stock and, in the case of the restricted shares of Wheels Up Class A common stock, such shares are no longer subject to vesting or lock-up restrictions. As such, the WUP Profits Interests and the restricted shares of Wheels Up Class A common stock into which the WUP Restricted Interests will be converted upon consummation of the Business Combination were excluded from the calculation of combined pro forma net loss per share.
(2)Excludes the impact of vested and unvested WUP Options converted into options to purchase 16,267,093 shares of Wheels Up Class A common stock as part of the Business Combination, and which would be exercisable for 4,054,341 shares of Wheels Up Class A common stock on a cashless basis assuming a reference price per share of Wheels Up Class A common stock of $10.00. The shares underlying these WUP Options will not represent legally issued and outstanding shares of Wheels Up Class A common stock until such options (as converted in the Business Combination) are exercised. As such, these underlying shares were excluded from the calculation of combined pro forma net loss per share.

(3)For the purposes of applying the treasury stock method for calculating pro forma diluted net loss per share, it was assumed that all 12,521,494 outstanding warrants sold in the initial public offering and the private placement are exchanged for Class A Wheels Up common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of combined pro forma diluted net loss per share.
(4)The combined pro forma net loss per share excludes the impact of Earnout Shares, as the vesting conditions for Earnout Shares have not been met. Additionally, the inclusion of Earnout Shares would have been anti-dilutive; thus, the effect was not included in the calculation of combined pro forma diluted net loss per share. The fair value of the Earnout Shares was unable to be estimated. As such, the incremental expense for these shares is not included as a pro forma adjustment because the amount was not deemed factually supportable.